Exhibit 1.A. (1)(b)

RESOLUTION OF TLIC BOARD

Authorizing

PLAN OF MERGER

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

TRANSAMERICA LIFE INSURANCE COMPANY

March 25, 2019

The undersigned, being all of the Directors of Transamerica Life Insurance Company, an Iowa corporation (hereafter referred to as the “Company”), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article II, Section 8 of the Company’s Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

RESOLVED, that the Board of Directors of the Company hereby approves the terms and form, as attached, of the Articles of Merger and Plan of Merger of Transamerica Advisors Life Insurance Company, an Arkansas corporation, into Transamerica Life Insurance Company, an Iowa corporation, wherein Transamerica Life Insurance Company will be the surviving corporation, and that the effective date of the merger will be July 1, 2019, or such later date as the appropriate regulatory authorities have approved such merger.

FURTHER RESOLVED, that the Articles of Merger and Plan of Merger be submitted and recommended for approval to the sole shareholder of the Company.

FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized to take such actions and execute such documents as they may deem necessary to effectuate the aforesaid Articles of Merger and Plan of Merger.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Transamerica Life Insurance Company as of the date first hereinabove set forth.

/s/ Blake S. Bostwick	/s/ Mark W. Mullin
Blake S. Bostwick	Mark W. Mullin

/s/ C. Michiel van Katwijk	/s/ Jay Orlandi
C. Michiel van Katwijk	Jay Orlandi

/s/ David Schulz
David Schulz

WRITTEN CONSENT OF THE

SOLE SHAREHOLDER OF

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

March 25, 2019

The undersigned, being the Sole Shareholder of Transamerica Advisors Life Insurance Company, an Arkansas corporation (hereafter referred to as the “Company”), acting as authorized in Section 4-27-704 of the Arkansas Business Corporation Act and Article II, Section 12 of the Company’s Bylaws, HEREBY ADOPTS the following resolutions by Written Consent and authorizes the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

WHEREAS, the Board of Directors of the Company has recommended the approval of the Articles of Merger and Plan of Merger by and between Transamerica Advisors Life Insurance Company and Transamerica Life Insurance Company.

NOW, THEREFORE, BE IT RESOLVED, that the Sole Shareholder of the Company hereby approves the terms and form of the Articles of Merger and Plan of Merger, a copy of which is attached hereto and made a part of this Written Consent, wherein Transamerica Life Insurance Company will be the surviving corporation, and that the effective date of the merger will be July 1, 2019, or such later date as the appropriate regulatory authorities have approved such merger.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Sole Shareholder of Transamerica Advisors Life Insurance Company as of the date first hereinabove set forth.

TRANSAMERICA CORPORATION

By:	/s/ Jay Orlandi
Jay Orlandi
Secretary